UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2013

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 6, 2013,  PHH Corporation (“PHH,” the “Company,” “we” or “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of $350 million aggregate principal amount of our 6.375% Senior Notes due 2021 (the “2021 notes”) in a public offering made pursuant to a registration statement and related prospectus supplement filed with the Securities and Exchange Commission.

J.P. Morgan Securities LLC, RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering. BNY Mellon Capital Markets, LLC, CIBC World Markets Corp., Goldman, Sachs & Co. and Scotia Capital (USA) Inc. are acting as co-managers.

Subject to customary closing conditions, this offering is expected to close on or about August 20, 2013.

We intend to use the net proceeds of the offering, along with cash on hand, to repurchase up to $350 million aggregate principal amount of our 9¼% Senior Notes due 2016 (the “2016 notes”) by means of a tender offer (the “Tender Offer”), and to pay related fees and expenses. As of June 30, 2013, there was $450 million in aggregate principal amount of 2016 notes outstanding. Any proceeds in excess of the amounts needed to fund the Tender Offer will be used for general corporate purposes. Pending such use, the proceeds may be invested temporarily in short-term interest-bearing investment funds or similar assets.

The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Relationships

Affiliates of each of the Underwriters are lenders under our revolving credit facility. Affiliates of RBC Capital Markets, LLC, CIBC World Markets Corp. and Scotia Capital (USA) Inc. are lenders under our Canadian credit facility. We maintain committed mortgage warehouse facilities with affiliates of J.P. Morgan Securities LLC, RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc. and Wells Fargo Securities, LLC. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Home Loans, a division of Bank of America, N.A., one of our largest private-label clients. Furthermore, we intend to use the proceeds of the offering, along with cash on hand, to pay the applicable consideration, accrued and unpaid interest on the tendered 2016 notes and related fees and expenses in connection with the Tender Offer and related consent solicitation, and have engaged Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as dealer managers for the Tender Offer and solicitation agents for the consent solicitation, for which Citigroup Global Markets Inc., Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will receive customary fees. Certain of the Underwriters may hold 2016 notes and would, if such 2016 notes were tendered and accepted in the Tender Offer, receive a pro rata portion of the proceeds therefrom. BNY Mellon Capital Markets, LLC, an affiliate of the trustee of the indenture under which the 2021 notes are to be issued, is an Underwriter of the 2021 notes.

Item 8.01 Other Events.

On August 6, 2013, we issued a press release announcing the pricing of the public offering of the 2021 notes. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 6, 2013, by and between PHH Corporation and J.P. Morgan Securities LLC, as representative of the several Underwriters.

99.1	Press Release of PHH Corporation, dated August 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ William F. Brown

	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Secretary
Dated: August 12, 2013